Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (hereinafter “Merger” or the “Agreement”) is made and entered into as of October 7, 2011, by and among DAM Holdings, Inc., a Nevada corporation ("DAMH"), OSO Beverage Corp., a Delaware corporation (“MergerSub”), OSO USA LLC, a Delaware limited liability company ("OSO") and the principal member of OSO identified in Schedule A hereto (the “OSO Principal Member”).

RECITALS:

WHEREAS, the Board of Directors of DAMH and the OSO Principal Member have each approved the merger of OSO with and into MergerSub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each membership interest in OSO (an “OSO Interest”) will be converted into the right to receive shares of DAMH common stock, par value $.00015 per share ("DAMH Common Stock"); and

WHEREAS, the Board of Directors of DAMH and the OSO Principal Member have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders and members; and

WHEREAS, Board of Directors of DAMH and the OSO Principal Member intend that the merger of OSO with and into MergerSub will quality as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
MERGER

1.      The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), OSO shall be merged with and into MergerSub at the Effective Time (as defined in Section 4), and in connection therewith:

(a)       except to the extent provided or permitted by the DGCL, OSO shall merge with and into MergerSub, the separate existence of OSO shall cease and terminate, and MergerSub shall continue as the surviving corporation and as a wholly-owned subsidiary of DAMH (MergerSub as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation”);

(b)       all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of OSO and MergerSub shall vest in the Surviving Corporation;

(c)       all of the assets and property of OSO and MergerSub of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to OSO or MergerSub, all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Surviving Corporation; and

(d)       all debts and obligations of OSO or MergerSub, all rights of creditors of OSO or MergerSub and all liens or security interests encumbering any of the property of OSO or MergerSub shall be vested in the Surviving Corporation and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Surviving Corporation and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Surviving Corporation in its own name and for its own behalf.  Without limiting the generality of the foregoing, Surviving Corporation specifically assumes all continuing obligations which OSO or MergerSub would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Surviving Corporation’s Certificate of Incorporation, By-Laws and pursuant to the DGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Effective Time.

2.      Instruments of Conveyance.  Without limiting the generality of the provisions of Section 1 hereof and/or the succession provisions of applicable law, the officers and managing members of OSO last in office shall (to the extent they, or any of them, possess and/or may exercise the power to do so) execute, deliver and/or record such deeds and/or other instruments of transfer and/or conveyance, and take or cause to be taken, such other and further actions, as the case may be, as shall be reasonably requested by MergerSub or its legal counsel, to vest, perfect, confirm, implement the transfer of, or establish in the name, on behalf or for the account or the benefit of, title to, and/or possession of, any or all of the assets, property, property interests, rights, privileges, immunities, powers and franchises owned and/or exercisable by OSO (or in which OSO had an interest and/or the power to exercise immediately prior to the Effective Time) and which was vested, or intended to be vested, in MergerSub pursuant to the provisions of this Agreement and the Merger.

3.      Closing.  The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Articles III and IV, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location as is agreed to by the parties hereto.

4.      Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such subsequent date or time as the parties shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

5.      Certificate of Incorporation and By-laws of the Surviving Corporation.   The Certificate of Incorporation of MergerSub in effect prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (the "Surviving Certificate of Incorporation"). The By-laws of MergerSub, in effect prior to the Effective Time, shall be the By-laws of the Surviving Corporation (the "Surviving By-laws").

6.      Boards, Committees and Officers.  Prior to the Effective Time, DAMH shall adopt resolutions in form and substance reasonably acceptable to OSO, establishing, among other things that, the Board of Directors and Officers of DAMH from and after the Effective Time shall be comprised solely of the nominees of OSO.

ARTICLE II
EFFECT OF THE MERGER

1.      Exchange of Membership Interests for DAMH Shares.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership interests of OSO (“OSO Interests”):

(a)       Conversion of OSO Interests.  Each OSO Interest shall be shall be extinguished and converted into the right to receive such number of validly issued, fully paid and nonassessable shares of DAMH as is equal to the OSO Interest being transferred times 50,000,000 shares of the $0.00015 par value voting common stock of DAMH (the “Merger Consideration”) being the total number of shares to be issued by DAMH for the acquisition of OSO.

2.      Delivery of Certificates. DAMH shall deliver to each OSO Member stock certificates representing each OSO Member’s portion of the Merger Consideration.  Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of capital stock representing less than one share of DAMH Common Stock shall be issued upon the surrender for exchange of OSO Interests.

3.      Tax Treatment. The Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and the parties shall not report the transaction on any tax return in a manner or take any action inconsistent therewith.

4.      Restricted Stock.  The shares of the DAMH Common Stock to be issued to the OSO Members shall be deemed to be “restricted securities” as defined by Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”).  The certificates evidencing such shares shall bear the following restrictive legend:

“The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred unless registered under the Securities Act or there is an opinion from counsel to the company that such sale or other transfer may be made pursuant to an exemption from the registration requirement of the Securities Act.”

5.      Other Events Occurring at Closing.  At Closing, the following shall be accomplished:

(a)       The appointment of one (1) OSO nominee to fill one (1) vacancy on DAMH’s Board of Directors.

(b)       The resignation of the existing DAMH officers and directors effective as of the filing for DAMH’s Form 10-Q for the three month period ended September 30, 2011 but in no event later than October 21, 2011.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

1.      Representations of OSO. OSO and the OSO Principal Member hereby, jointly and severally, represent and warrant as follows, which representations and warranties shall also be true as of the Closing Date and Effective Time:

(a)       Good Title.  Each of the members of is the sole and registered owner of such percentage of the issued and outstanding OSO Interests set forth opposite such OSO Member’s name on Schedule A with good title thereto, free and clear of any encumbrance.

(b)       Organization, Good Standing.  OSO is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(c)       Authorization.  OSO has the full power and authority and the OSO Principal Member have full power, right and authority to enter into this Agreement and each of the documents to which it or he is a party (collectively, the “Operative Documents”), and to carry out the transactions contemplated hereby and thereby. This Agreement has been, and each Operative Document to which OSO or the OSO Principal Member are a party will be, on the Closing Date, duty executed and delivered by each of OSO and the OSO Principal Member, as applicable, and this Agreement is, and each Operative Document to which OSO or the OSO Principal Member are a party will be, on the Closing Date, a legal, valid and binding obligation of each of OSO and the OSO Principal Member, as applicable, enforceable against each of them in accordance with their respective terms of this Agreement and each such Operative Document.

(d)       OSO Interests.  All issued and outstanding OSO Interests are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate OSO to issue any additional OSO Interests or any securities convertible into or evidencing the right to subscribe for any OSO Interests. There are no voting trusts or other agreements or understandings with respect to the OSO Interests to which OSO or any member of OSO are a party or by which OSO or any member of OSO are bound.  As of the Closing, OSO will have no outstanding related party loans.

(e)       Subsidiaries and Affiliates. OSO has no subsidiaries except Fury Distribution Holdings LLC, a New York limited liability company (“Fury”). As used in this Agreement, “Subsidiary,” when used in reference to any Person, shall mean any corporation, limited liability company or other entity of which outstanding securities having ordinary voting power to control or to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such Person. Other than with respect to Fury, OSO does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, limited liability company, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

(f)        No Approvals or Notices Required; No Conflicts with Instruments.  The execution, delivery and performance of this Agreement and the Operative Documents by OSO and the consummation of the transactions contemplated hereby and thereby by OSO will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to OSO, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a “Person”) except for compliance with applicable securities laws (the consent of all such Persons to be duly obtained by OSO at or prior to the Closing), (c) result in a material default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which OSO is a party or by which of OSO is bound or to which any of OSO’s assets are subject, (d) result in the creation of any lien or encumbrance upon the assets of OSO or upon the OSO Interests, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Formation or Operating Agreement of OSO, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of OSO.

(g)               Financial Statements.  OSO has delivered to DAMH a true and complete copy of its audited balance sheet and income statement as of December 31, 2010 which shall reflect the business of the OSO for the year ended December 31, 2010 and an unaudited balance sheet and income statement as of June 30, 2011 (the "OSO Financial Statements"). The OSO Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the OSO as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.  The OSO Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the OSO Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  The OSO Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the OSO Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of OSO and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as disclosed on in the unaudited financial statements for the quarterly period ended June 30, 2011 (subject to normal year end adjustments and the addition of footnotes), OSO has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise).

(h)               Brokers and Finders.  OSO has not retained any broker or finder in connection with the transactions contemplated by this Agreement.  OSO shall indemnify DAMH, its officers and directors from any claim by any party for compensation as a broker or finder in connection with the transactions contemplated by this Agreement.

(i)                Taxes.   OSO has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no Material Adverse Effect on OSO, and has paid or made adequate provision in the OSO Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. OSO is not delinquent or obligated for any tax, penalty, interest, delinquency or charge. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of DAMH and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability to perform any of its obligations under this Agreement in any material respect.

Each such tax return or report has been duly filed on a timely basis and all such returns and reports are correct and complete in all material respects and fully discloses and does not understate the income, taxes, expenses, deductions and credits for the period to which it relates.  Up to and including the Closing Date, no claim has been made against OSO by any authority in a jurisdiction in which it does not file a return that it is or may be subject to any taxes in that jurisdiction. OSO has not received notice of any actions, suits, proceedings, investigations or claims pending or threatened against OSO in respect of any taxes nor are any matters relating to any taxes under discussion with any governmental authority.

OSO has withheld from each payment made to any of its past or present employees, officers and directors or to any other person in respect of whom withholding therefrom is required, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax authorities or other receiving officers in all material respects within the time required under any applicable legislation. OSO has collected all taxes it is required to collect and has remitted all such taxes it is required to remit to the proper tax authority when required to do so all.

(j)        Insurance. OSO maintains adequate insurance for the assets and operations of OSO for all potential risks associated with carrying on the business of a company in the same line of business of OSO. OSO has no pending insurance claims. All insurance policies and binders of OSO are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. Such policies and binders are sufficient for compliance with all requirements of law currently applicable to OSO and of all agreements to which OSO is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. OSO has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

(k)       Litigation.  OSO is not a party to or the subject of any pending or threatened litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding, and there are no lawsuits, claims, assessments, investigations, or similar matters, against or affecting OSO, its management or its properties. OSO has complied in all material respects with all laws, statutes, ordinances, regulations, rules, decrees or orders applicable to it.

(l)        Claims and Proceedings. There are no claims, actions, suits, arbitrations, proceedings or investigations involving, pending or, to the knowledge of OSO, threatened against OSO before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person, which could question the validity of this Agreement or which could enjoin, restrain, condition or prohibit any action taken or to be taken by OSO pursuant to this Agreement or in connection with the transactions contemplated hereby and, there is no valid basis for any such claim, action, suit, arbitration, proceeding or investigation.  There are no outstanding or unsatisfied judgments, orders, decrees, or stipulations by OSO is bound which involve or affect the transactions contemplated hereby.

2.      Representations of DAMH. DAMH hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date and Effective Time:

(a)       Organization, Good Standing. DAMH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, respectively, and have all requisite corporate power and authority to own, operate and lease their properties and assets and to carry on their businesses as now conducted. DAMH is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.

MergerSub will be formed under the DGCL prior to the Closing Date, will not have conducted any business prior to the Closing Date and will have no assets or liabilities on the Closing Date.

(b)       Authority. DAMH and MergerSub have full corporate power and authority to execute, deliver and perform this Agreement and the Operative Documents to which either is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of each Operative Document to which DAMH and MergerSub are a party and the consummation by them of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of DAMH, MergerSub, their Boards of Directors or stockholders is required. This Agreement has been, and each Operative Document to which DAMH is a party will be, on the Closing Date, duly executed and delivered by DAMH and MergerSub, and this Agreement is, and each Operative Document to which DAMH and MergerSub is a party will be, on the Closing Date, a legal, valid and binding obligation DAMH and MergerSub, enforceable against DAMH and MergerSub in accordance with its terms.

(c)       No Approvals or Notices Required; No Conflicts With Instruments.  The execution, delivery and performance of this Agreement and the Operative Documents by DAMH, the issuance of the Merger Consideration to the OSO Members and the consummation of the transactions contemplated hereby and by the Operative Documents will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to DAMH, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which DAMH is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of DAMH, the Merger Consideration or the funds being delivered in connection herewith, (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of DAMH, or (f) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of DAMH. No proxy solicitation or notice to stockholders was required under applicable securities laws, and no holder of DAMH common stock is entitled to appraisal rights under applicable law.

(d)       Authorized Shares.  All of the Merger Consideration issuable in exchange for the OSO Interests in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and rights of first refusal of any kind.

(e)       Claims and Proceedings. There are no claims, actions, suits, arbitrations, proceedings or investigations involving, pending or, to the knowledge of DAMH, threatened against DAMH before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person, which could question the validity of this Agreement or which could enjoin, restrain, condition or prohibit any action taken or to be taken by DAMH pursuant to this Agreement or in connection with the transactions contemplated hereby (including, without limitation the purchase of the OSO Interests or the issuance of the Merger Consideration to the OSO Members), and, to the knowledge of DAMH, there is no valid basis for any such claim, action, suit, arbitration, proceeding or investigation.  There are no outstanding or unsatisfied judgments, orders, decrees, or stipulations by which DAMH is bound which involve or affect the transactions contemplated hereby.

(f)        Commission Documents, Financial Statements.  The DAMH Common Stock is currently registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as of the Closing, DAMH will have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).

Any form 10-Q, 8-K and Form 10-K filings as filed with the SEC by DAMH (collectively, “DAMH Financial Statements”) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the DAMH Financial Statements included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  The DAMH Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the DAMH Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of DAMH as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except in connection with DAMH’s failure to file its Form 10-K for the year ended December 31, 2010, and the Forms 10-Q for the quarters ended March 31, 2011 and June 30, 2011, DAMH is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective as of the Closing Date.

Except as set forth in the DAMH Disclosure Schedule, as of the Closing, DAMH will have no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which exceed $5,000.

(g)       Taxes. DAMH has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no Material Adverse Effect on DAMH, and has paid or made adequate provision in the DAMH Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. DAMH is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

Each such tax return or report has been duly filed on a timely basis and all such returns and reports are correct and complete in all material respects and fully discloses and does not understate the income, taxes, expenses, deductions and credits for the period to which it relates.  Up to and including the Closing Date, no claim has been made against DAMH by any authority in a jurisdiction in which it does not file a return that it is or may be subject to any taxes in that jurisdiction. DAMH has not received notice of any actions, suits, proceedings, investigations or claims pending or threatened against DAMH in respect of any taxes nor are any matters relating to any taxes under discussion with any governmental authority.

DAMH has withheld from each payment made to any of its past or present employees, officers and directors or to any other person in respect of whom withholding therefrom is required, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax authorities or other receiving officers in all material respects within the time required under any applicable legislation. DAMH has collected all taxes it is required to collect and has remitted all such taxes it is required to remit to the proper tax authority when required to do so all.

(h)       Capital Structure.  The authorized capital stock of DAMH consists of 99,000,000 shares of common stock, $0.00015 par value and 1,000,000 shares of preferred stock, $0.00015 par value, of which 660,000 shares have been designated as Series A preferred stock and 2,000 shares have been designated as Series B preferred stock.  As of the Closing (without giving effect to the payment of the Merger Consideration but taking into account the conversion into DAMH common stock of $205,274 of DAMH indebtedness and): (i) no more than 11,111,939 shares of DAMH common stock shall be issued and outstanding; (ii) no more than 60,000 shares of Series A preferred stock shall be issued and outstanding; (iii) no shares of Series B preferred stock shall be issued and outstanding and (iii) no shares of DAMH common stock were held by DAMH in its treasury.  All outstanding shares of capital stock of DAMH are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  Except are set forth in the DAMH Disclosure Schedule, there are no issued, reserved for issuance or outstanding securities of DAMH convertible into or exchangeable or exercisable for shares of capital stock or voting securities of DAMH, or any warrants, calls, options or other rights to acquire from DAMH. DAMH is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. DAMH is not a party to, or has any knowledge of, any agreement or understanding restricting the voting or transfer of any shares of DAMH Common Stock.

(i)        Listing. DAMH common stock is currently reported on the “Pink Sheets” under the symbol “DAMH”.  There are no stop orders in effect or contemplated with respect thereto and no facts exist which may give rise thereto. DAMH has not been informed, and has no reason to believe, that DAMH Common Stock will be delisted or suspended by FINRA or that the registration of DAMH’s Common Stock will be suspended or terminated by the SEC.

(j)        Litigation. DAMH is not a party to or the subject of any pending or threatened litigation, claims, decrees, orders, arbitration, alternate dispute resolutions proceedings, stipulations or governmental investigation or other proceeding not reflected in the DAMH Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters pending or threatened against or affecting DAMH or its properties. DAMH has complied in all material respects with all laws, statutes, ordinances, regulations, rules, decrees or orders applicable to it. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against DAMH, its officers or directors.

(k)       Books and Records. The corporate financial records, minute books, and other documents and records of DAMH have been made available to OSO prior to the Closing, shall be delivered to new management of DAMH at Closing and are correct and accurate in all material respects and reflect all decisions made by the Board of Directors and the stockholders of DAMH.

(l)        No Violations; No Material Business or Assets. DAMH has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that DAMH has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound.  The execution and performance hereof will not violate any provisions of applicable law or any agreement to which DAMH is subject. DAMH has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent. DAMH has disclosed to OSO all relationships or dealings with related parties or affiliates.

(m)      Subscriptions.  Except as set forth in the DAMH Disclosure Schedule, DAMH does not have any agreements of any nature to acquire, directly or indirectly, any shares of capital stock, or other equity or ownership interest in, any person, firm or corporation, or its assets.

(n)      Consents and Approvals.  There is no requirement to make any filing, give any notice to or obtain any license, permit, certificate, regulation, authorization, consent or approval of, any governmental or regulatory authorities as a condition to the lawful consummation of the transactions contemplated by this Agreement except for the filings, notifications, consents and approvals described in this Agreement.

(o)      Subsidiaries and Affiliates. DAMH has no Subsidiaries except Delaware American Motors, Inc. and its wholly-owned subsidiary Delaware American Motors LLC (“DAMSub”) does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

(p)      Brokers and Finders. DAMH has not retained any broker or finder in connection with the transactions contemplated by this Agreement.

(q)      Disclosure. All disclosure information provided by DAMH to OSO for use in connection with the transaction described herein is true, complete and accurate in all material respects. Neither this Agreement nor any Operative Document furnished by or on behalf DAMH in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)       No Material Adverse Change or Undisclosed Events or Circumstances. Since August 31, 2011, DAMH has not experienced or suffered any Material Adverse Effect, and no event or circumstance has occurred or exists with respect to DAMH or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by DAMH but which has not been so publicly announced or disclosed.

(s)       Indebtedness.  As of the Effective Time and the Closing Date, DAMH will have no Indebtedness other than the indebtedness set forth on the DAMH Disclosure Schedule and the indebtedness on the books of DAMSub for which DAMSub is solely responsible. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities (whether secured or unsecured) for borrowed money or amounts owed in excess of $5,000.00 in the aggregate (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others (including DAMSub), whether or not the same are or should be reflected in the DAMH’s balance sheet (or the notes thereto), (c) the present value of any lease payments in excess of $100.00 due under leases required to be capitalized in accordance with GAAP, and (d) any accrued fees, expenses, and liabilities.

(t)        Environmental Compliance. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting DAMH or DAMSub that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(u)       Employees. DAMH has no collective bargaining arrangements or employment agreements covering any of its employees.

ARTICLE IV
CONDITIONS PRECEDENT

1.      Conditions Precedent to the Obligations of OSO.  All obligations of OSO under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

(a)       The representations and warranties by or on behalf of DAMH contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time and Closing Date as though such representations and warranties were made at and as of such time.

(b)      DAMH and MergerSub shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

(c)       On or before the Closing, the board of directors of DAMH, the board of directors of MergerSub and the stockholders representing a majority interest of the outstanding common stock of MergerSub, shall have approved in accordance with applicable state corporation law and Federal securities laws (i) the execution and delivery of this Agreement and (ii) the consummation of the transactions contemplated herein.

(d)      On or before the Closing Date, DAMH shall have delivered to OSO certified copies of resolutions of the board of directors of DAMH approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable DAMH and MergerSub to comply with the terms of this Agreement including the election of OSO 's nominees to the Board of Directors of DAMH and all matters outlined herein.

(e)       The Merger shall be permitted by applicable law.

(f)        As of the Closing, the existing officers and directors of DAMH shall have resigned in writing from all positions as directors and officers of DAMH effective upon the appointment of the OSO nominees to vacancies in DAMH’s Board of Directors.

(g)       At the Closing, all instruments and documents delivered to OSO and the OSO Principal Member pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for OSO.

(h)       The shares of restricted DAMH Common Stock to be issued to the OSO Members will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

(i)        DAMH shall have prepared for filing, its Form 10-K for the year ended December 31, 2010 and its Forms 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

(j)        An appropriate Form 8-K containing information regarding OSO shall have been prepared in a form reasonably suitable for filing

2.      Conditions Precedent to the Obligations of DAMH and MergerSub.  All obligations of DAMH under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a)       The representations and warranties by OSO and the OSO Principal Member contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

(b)       OSO shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with prior to or at the Closing;

(c)       OSO shall have delivered to DAMH its audited financial statements for the years 2009 and 2010.

(d)       OSO shall deliver on behalf of not less than 90% in interest of the OSO Interests held by OSO Members a letter commonly known as an "Investment Letter" signed by each of said OSO Members acknowledging that the shares of DAMH Common Stock are being acquired for investment purposes.

(e)       An appropriate Form 8-K containing information regarding OSO shall have been prepared in a form reasonably suitable for filing .

3.      Nature and Survival of Representations.  All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

ARTICLE V
DOCUMENTS DELIVERED AT CLOSING

1.  Documents at Closing.  At the Closing, the following documents shall be delivered:

(a)       OSO will deliver, or will cause to be delivered, to DAMH the following:

(i)           a certificate executed by the OSO Principal Member to the effect that all representations and warranties made by OSO under this Agreement are true and correct as of the Closing, the same as though originally given to DAMH on said date;

(ii)           a certificate from the jurisdiction of formation of OSO dated at or about the Closing to the effect that OSO is in good standing under the laws of said jurisdiction;

(iii)          Investment Letters executed by the OSO Members as provided herein;

(iv)          such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(v)           copies of resolutions adopted by the OSO Principal Member authorizing this transaction; and

(vi)          all other items, the delivery of which is a condition precedent to the obligations of OSO as set forth herein.

(b)       DAMH will deliver or cause to be delivered to OSO:

(i)            certificates for DAMH Common Stock representing the Merger Consideration;

(ii)           a certificate of the President of DAMH to the effect that all representations and warranties of DAMH made under this Agreement are true and correct as of the Closing, the same as though originally given to OSO on said date;

(iii)          certified copies of resolutions adopted by the boards of directors of DAMH and MergerSub and the shareholders of MergerSub authorizing the Agreement and all related matters described herein;

(iv)          certificate from the jurisdiction of incorporation of DAMH dated at or about the Closing Date that DAMH is in good standing under the laws of said state;

(v)           such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(vi)          resignation of the existing officers and directors of DAMH effective as of the filing of DAMH’s Form 10-Q for the three month period ended September 30, 2011;

(vii)        all corporate and financial records of DAMH.

ARTICLE VI
INDEMNIFICATION

1.      Indemnification of DAMH, OSO and OSO Principal Member.  For a period of one (1) year from the Closing, DAMH shall indemnify and hold harmless OSO and the OSO Principal Member, and OSO and the OSO Principal Member agree to indemnify and hold harmless DAMH, against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

2.      Indemnification by DAMSub.   For a period of one (1) year from the Closing, DAMSub shall indemnify and hold harmless DAMH against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any claim made against DAMH that relates to its former ownership of DAMSub.

ARTICLE VII
POST CLOSING COVENANTS

1.      Sale of Subsidiary.  Within ten (10) days after the Closing, DAMH shall sell its entire interest in DAMSub to Mark Klein, DAMH’s sole officer and director in exchange of $10.00 and the assumption of liabilities related to the operation of DAM’s business and the cancellation by Mark Klein of all outstanding obligations of DAMH to the him.

ARTICLE VIII
MISCELLANEOUS

1.      Miscellaneous.

(a)       Public Announcement.  Until the Closing, OSO shall not make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of DAMH.

(b)       Further Assurances.  At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(c)       Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(d)       Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

(e)       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

(f)        Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)       Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(i)        Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(j)        Entire Agreement.  This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(k)       Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

[Signature Page and Schedules Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

DAM Holdings, Inc. By: /s/ Mark S. Klein Name: Mark S. Klein Title: President	OSO Beverage Corp. By: /s/ Mark S. Klein Name: Mark S. Klein Title: President
OSO USA, LLC By: /s/ Fouad Kallamni Name: Fouad Kallamni Title:
OSO Principal Member: /s/ Fouad Kallamni Fouad Kallamni